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                                                                    EXHIBIT 10.3




                              IHS OF VIRGINIA, INC.
                      12030 Sunrise Valley Drive, Suite 205
                                Reston, VA 20191


                                    DataQual+


                              Software Maintenance

                                    Agreement





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                               1. PROGRAM COVERED

The Program covered by this Agreement is the Program described in the License Agreement. The expression "Program" also covers the New Releases (as defined below) supplied to you under this Agreement.
                             2. MAINTENANCE SERVICES

2.1   IHS of Viriginia, Inc. ("IHS") will for the term of this Agreement:

    i) provide you with any known problem solutions relating to the Program as such solutions become known to IHS;

    ii) make all reasonable efforts to supply corrections to problems reported by you which IHS diagnoses as defects in a currently supported release of the Program;

    iii) provide you with New Releases which IHS elects to make available to its customer base generally (a New Release is defined as modifications, refinements and enhancements which IHS elects to incorporate into and make part of the Program and does not separately price or market). The basic hours for the provision of these services will be 8.00 am to 5.00 PM Eastern Standard Time, Monday to Friday inclusive, excluding public holidays.

2.2 Maintenance services will be chargeable as specffied in Section 5 below. It is understood however, that in respect of on-site support visits at any time IHS will invoice you for economy class air travel, car hire and other ground transportation expenses and reasonable living and accommodation costs.

2.3 You understand and agree that all solutions, corrections and New Releases supplied by IHS must be installed by you in accordance with IHS's installation instructions. You recognize that your failure to install such solutions, corrections and New Releases may render the Program unusable or non-conforming with its associated documentation and you agree to assume all risks arising therefrom and to release IHS from all liability in respect thereof.

2.4 Any attempt by you to alter the Program on your own and without IHS's written direction will be at your sole risk and expense and in no event will IHS have any obligation to support or maintain any alteration which is not distributed by IHS to its general customer base and made part of IHS's standard Program.

2.5 You will reimburse IHS for time and expenses incurred by lST in connection with support provided which is not necessitated by defects in the current release of the Program or which are incurred in the provision of services other than those described in Section 2.1 above. Such charges will be invoiced to you at IHS's then current rates, together with economy class air fare, car hire and other ground transportation expenses, and reasonable living and accommodation costs.


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2.6   IHS's maintenance services do not include:

    a) services which in IHS's opinion are required due to accident, neglect, misuse, failure of electrical power, air conditioning or humidity control, or failure of storage media not furnished by IHS;

    b) services required due to attempts by other than IHS's personnel to repair, maintain, modify or move the Program;

    c)   the provision of consumable operating supplies or accessories.

                         3. YOUR OBLIGATIONS

3.1 You must promptly report any identified problem or error to IHS by telephone (with confirmation by telex or facsimile), documenting it in sufficient detail for IHS to be able to recreate the problem or error, and indicating the priority to be assigned to ft.

3.2 As IHS will support only the current release level of the Program and the prior release level for ninety(90)days after introduction of a New Release, you must install each New Release of the Program within such ninety
     (90)-day period.

3.3 You agree to allow IHS reasonable accesses to the Premises and to the Program and reasonable use of any equipment or media necessary for IHS to perform its maintenance obligations hereunder.

                         4. TERM

Maintenance services will begin on the Commencement Date and will continue for an initial term of twelve (12) months. They shall automatically continue thereafter for further periods of twelve (1 2) months unless or until this Agreement is terminated by you or IHS on not less than ninety (90) days' written notice before the expiration of the initial term or any subsequent twelve
(12)-month period.

                         5. FEES, TAXES AND PAYMENT

5.1 Fees and Taxes
         You shall pay to IHS the Annual Maintenance Fee for the services specified in Section 2.1 hereof. You are solely responsible for payment of any taxes (including sales or use taxes and intangible taxes) in connection with the maintenance services provided to you. You agree to hold IHS harmless from all claims and liability arising from your failure to report or pay such taxes.

5.2 Increases
         On January 1 of each year, the Annual Maintenance Fee may be adjusted by IHS by an amount not to exceed ten per cent (10%) of the previous years fee.


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5.3 Payment
         Payment of the first Annual Maintenance Fee must be made within thirty
         (30) days of delivery and installation of the Program. Subsequent Annual Maintenance Fees are due and payable within thirty (30) days of the Annual Renewal Date. Payment of all invoices hereunder must be made by you to IHS within thirty (30) days of the date of the invoice. Charges of one and one half percent (1.5%) per month or the highest amount allowed by law, whichever is less, prorated on a daily basis will be applied to late payments.

                      6. LIMITATION OF LIABILITY

IHS MAKES AND YOU RECEIVE NO WARRANTY EXPRESS OR IMPLIED AND THERE ARE EXPRESSLY EXCLUDED ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IHS SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL IHS BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF AN AGGREGATE OF ALL SUMS PAID BY YOU TO IHS UNDER THIS AGREEMENT DURING THE PRECEDING TWELVE (12) MONTHS.

                      7. FORCE MAJEURE

Neither party shall be liable for any failure to perform or delay in the performance of its obligations hereunder caused by circumstances beyond its reasonable control including, but not limited to, acts of God, government priorities, fires, strikes, floods, epidemics, riots, power shortages, delays in transportation, inability to obtain necessary labor, materials, or components, or any act, neglect or default of the other party.

                       8. TERMINATION

8.1 If either party petitions for relief under the Bankruptcy Code or if any involuntary petition thereunder is filed against either party, and the same be not dismissed within thirty (30) days, or K a receiver is appointed for the business of either, or if either makes an assignment for the benefit of creditors, the other may give written notice of its intent to terminate. The party receiving the notice shall have thirty (30) days from delivery of such notice in which to remedy the position, failing which the other party shall have the immediate right to terminate this Agreement.

8.2 If you default in payment of any sum due under this Agreement, IHS may notify you in writing of the default. You will have thirty (30) days from delivery of the written notice to remedy the default, failing which IHS shall have the immediate right to terminate this Agreement.

8.3 If either party commits a material breach of its obligations under this Agreement, other than default in payment, the other party may notify the defaulting party in writing of the breach. The defaulting party shall have sixty (60) days to remedy the breach, failing which the other party shall have the immediate right to terminate this Agreement.



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8.4  If IHS terminates the License Agreement for your default, all maintenance fees or charges payable for the remaining term of this Agreement shall become due and payable and IHS's obligations under this Agreement shall immediately end.

8.5 Termination of this Agreement shall be without prejudice to all accrued rights and remedies and shall not affect the continuing rights and obligations of the parties under this Agreement.

                    9. TITLE TO SOFTWARE AND CONFIDENTIALITY

9.1 Any solutions, corrections, New Releases or documentation ('The Confidential Information") as may be provided under this Agreement shall remain proprietary to IHS and/or its suppliers. The License Agreement shall include the Confidential Information under its grant of license and proprietary restrictions.

9.2 All applicable rights to patents, copyrights, trade marks, and trade secrets in the Confidential Information and all improvements, modifications and changes thereto are and shall remain in IHS and/or its suppliers. You shall not sell, transfer, publish, disclose or otherwise make available the Confidential Information to any third party. You agree to secure and protect the Confidential Information and all copies thereof in a manner consistent with the maintenance of IHS's or its suppliers' rights therein and to take appropriate action by instruction or agreement with your employees and others who are permitted access to the Confidential Information to satisfy your obligations hereunder. Violation of any provisions herein shall be the basis for immediate termination of this Agreement.

                   10. OMNIBUS RECONCILIATION ACT COMPLIANCE

As applicable under the Omnibus Reconciliation Act 1980, until the expiration of four (4) years after furnishing of services pursuant to this Agreement, IHS shall, upon receipt of written request, and if still required to make such information available under the then existing law, make available to the Secretary of the Department of Health and Human Services, the Comptroller General, or any of their duly authorized representatives, this Agreement, books, documents and records of IHS that are necessary to certify the nature and extent of such costs, and if IHS carries out any of the duties of this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($ 10,000) or more over a twelve (12)-month period, such subcontract shall contain a clause to the effect that, until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the subcontractor shall, upon receipt of written request and if still required to make such information available under the then existing law, make available to the Secretary, Comptroller General, or any of their duly authorized representatives, the subcontract, books, documents and records of such organization that are necessary to verify the nature and extent of such costs.

                   11. GENERAL PROVISIONS

11.1 You may not, without the prior written consent of IHS, assign your rights or obligations under this Agreement to any person or entity, in whole or in part.



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11.2  Any notices required or permitted under this Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested.

11.3 This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of Delaware. Any and all proceedings relating to the subject matter hereof shall be maintained in the courts of the State of Delaware, which courts shall have exclusive jurisdiction for such purpose.

11.4 The failure of either party to enforce any rights granted hereunder or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to subsequent enforcement of rights or subsequent actions in the event of future breaches.

11.5 This Agreement represents the entire agreement between you and IHS for the provision of maintenance services in respect of the Program and it supersedes any prior proposals, representations or understandings between you and IHS. No modification of this Agreement shall be binding unless ft is in writing and is signed by an authorized representative of both parties. Should any term of this Agreement be declared void or unenforceable by any court of competent jurisdiction, such declaration shall have no effect on the remaining terms hereof.


By Your Signature Hereto You Acknowledge Having Read This Agreement and Agree to Accept and to Abide by Its Terms and Conditions.

For: (Customer)                      Accepted and Approved by
                                     IHS of Viriginia, Inc.

By:___________________________       By: ________________________________

Name                                 Name
Printed:______________________       Printed:____________________________

Title:________________________       Title:______________________________

Date:_________________________       Date:_______________________________

      Mailing Address:               Mailing Address:

      (Customer)                     IHS of Viriginia, Inc.
                                     12030 Sunrise Valley Drive, Suite 205
                                     Reston, Virginia 20191







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                                   Appendix A
                         Maintained Software Description

Maintained Software modules and features included in the DataQual+ software maintenance fee are as follows:

                                    DataQual+
                                Software Products

         DataQual+ Base System                Utilization Management Module
               o Quality Assurance
               o Ad Hoc Reporting             Medical Records Module
               o Graphics
                                              Infection Control Module
         Staff Credentialing Module
                                              DRG Grouper/Maximizer Module
         Risk Management Module
                                              FastNote


                            Summary of Total Charges


      Annual Software Maintenance/New Release Support
      (15% of $xx,xxx)                                       $x,xxx
                                                             ------


      Total Annual Charges (Recurring)                       $x,xxx
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